SUB-ITEM 77I



The MFS Cash Reserve Fund, a series of MFS Series Trust I, established two new classes of shares (I and R), as described in the Amendment to the Declaration of Trust contained in Post-Effective Amendment No. 52 to the Registration Statement (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on January 29, 2007 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.